                                                                     Ex-(g)(iv)


                                    AMENDMENT

This Amendment amends the Custodian Services Agreement between The Charles Schwab Family of Funds (the "Fund") and PFPC Trust Company ("PFPC") made as of April 8, 1991 (as subsequently amended and assigned). The date of this Amendment is as of July 2, 2001.

The parties agree as follows:

PFPC will provide to the Fund the risk analysis and monitoring required under sub-sections (a)(1)(i)(A) and (B) of Rule 17f-7 ("Rule 17f-7") under the Investment Company Act of 1940 (the "1940 Act") subject to and in accordance with the provisions set out below, and in consideration of the provision of such risk analysis and monitoring the Fund agrees to the provisions set out below.

       1. (a) For such consideration (if any) as agreed and as contemplated by Rule 17f-7, PFPC will provide a written analysis (which may be in electronic form) to the Fund and its investment adviser of the custody risks associated with maintaining the Fund's "Foreign Assets" (as that term is defined in Rule 17f-5(a)(2) under the 1940 Act) with each "Eligible Securities Depository" (as that term is defined in Rule 17f-7(b)(1)) listed on Exhibit B hereto (as the same may be changed by PFPC from time to time) and at which any Foreign Assets of the Fund are held or are expected to be held. PFPC shall monitor the custody risks associated with maintaining the Fund's Foreign Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify the Fund or its investment adviser in writing (which may be in electronic form) of any material change in such risks.

                  (b) Based on the information available to it in the exercise of diligence, PFPC shall determine the eligibility under Rule 17f-7(b)(1) of each depository listed on Exhibit B hereto (as the same may be changed by PFPC from time to time) and shall promptly advise the Fund or its investment adviser in writing (which may be in electronic form) if any such depository ceases to meet the definition of an Eligible Securities Depository (as that term is defined in Rule 17f-7(b)(1)).

       2. The Fund acknowledges that it may maintain Foreign Assets only at the depositories listed on Exhibit B hereto (as the same may be changed by PFPC from time to time). Unless the Fund provides written notice to PFPC specifically stating that a particular depository is not acceptable to it, the Fund agrees and acknowledges that its Foreign Assets may be held at any of the depositories listed on Exhibit B hereto.

       3. In providing services pursuant to this Amendment, PFPC shall exercise reasonable care, prudence and diligence. PFPC will indemnify the Fund with respect to the services set forth in this Amendment for the losses, liabilities and expenses suffered by the Fund as a result of PFPC's (a) failure to exercise such reasonable care, prudence and diligence, and (b) willful misfeasance, bad faith, negligence or reckless disregard in carrying out its duties and obligations under this Amendment, provided that in no event will PFPC be liable for any indirect, special or consequential losses or damages (regardless of whether PFPC was aware of the possibility thereof). The Fund will indemnify PFPC for losses, liabilities and expenses suffered by PFPC with respect to the matters set forth in this Amendment, except for such losses, liabilities and expenses arising out of PFPC's own (a) failure to exercise reasonable care, prudence and diligence, or (b) willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Amendment, provided that in no event will the Fund be liable for any indirect, special or consequential losses or damages (regardless of whether the Fund was aware of the possibility thereof).

       4. The Fund represents that the Foreign Assets which are the subject matter of this document are subject to the 1940 Act.

       5. Notwithstanding the provisions of any arrangements between the Fund and PFPC or otherwise, the Fund hereby agrees that Foreign Assets may be maintained with any Eligible Securities Depository listed on Exhibit B hereto (unless the Fund provides written notice to PFPC specifically stating that a particular depository is not acceptable to it). PFPC will not be deemed to have chosen any such Eligible Securities Depositories.

       6. The Fund acknowledges that PFPC (at its own expense) may utilize a third party to carry out PFPC's activities set forth herein, provided however, that the appointment or use of a third party will not relieve PFPC of its obligations and responsibilities under this Amendment and PFPC will be responsible and liable to the Fund for the acts or omissions of such third party to the same extent that PFPC would be responsible and liable to the Fund if such acts or omissions were PFPC's own in providing the services set forth in this Amendment (provided that in no event will PFPC be liable for any indirect, special or consequential losses or damages (regardless of whether PFPC or such third party was aware of the possibility thereof)).

This Amendment shall supercede and replace the Amendment between PFPC and the Fund dated as of the same date hereof and relating to the risk analysis and monitoring required by Rule 17f-7.

This Amendment and the provisions hereof shall be construed in accordance with the laws of the State of New York, without regard to its conflict of laws principles. This Amendment may be executed in counterparts, all of which when taken together shall constitute one contract. Delivery of an executed counterpart of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Amendment. Each party hereto represents that it has taken all requisite action (corporate or otherwise) to authorize the execution and delivery of this Amendment.

Agreed:

PFPC TRUST COMPANY

By:        /s/ Joseph Gramlich
           -----------------------------------------

Name:      Joseph Gramlich
           -----------------------------------------

Title:     Chairman
           -----------------------------------------

THE CHARLES SCHWAB FAMILY OF FUNDS

By:        /s/ Tai-Chin Tung
           -----------------------------------------

Name:      Tai-Chin Tung
           -----------------------------------------

Title:     Chief Financial Officer
           -----------------------------------------

                                    Exhibit A

                            Intentionally left blank

                                    Exhibit B


 COUNTRY                             DEPOSITORY                                            INSTRUMENTS
ARGENTINA               CVSA                                                  Equity, Corporate Debt, Government Debt
                        (Caja de Valores S.A.)

ARGENTINA               CRYL                                                  Government Debt
                        (Central de Registration y Liquidacion de
                        Instrumentos de Endeudamiento Publico)

AUSTRALIA               AUSTRACLEAR LIMITED                                   Corporate Debt, Money Market, Semi-Government Debt

AUSTRALIA               CHESS                                                 Equity
                        (Clearing House Electronic Sub-register System)

AUSTRALIA               RITS                                                  Government Debt
                        (Reserve Bank of Australia/Reserve Bank
                        Information and Transfer System)

AUSTRIA                 OEKB                                                  Equity, Corporate Debt, Government Debt
                        (OESTERREICHISCHE KONTROLLBANK AG)

BELGIUM                 CIK                                                   Equity, Corporate Debt
                        (Caisse Interprofessionnelle de Depots et de
                        Virements de Titres S.A.)

BELGIUM                 NBB                                                   Corporate Debt, Government Debt
                        (National Bank of Belgium)

BRAZIL                  CBLC                                                  Equity
                        (Companhia Brasileira de Liquidacao e Custodia)

BRAZIL                  CETIP                                                 Corporate Debt
                        (Central de Custodia e Liquidacao Financiera
                        de Titulos Privados)

BRAZIL                  SELIC                                                 Government Debt
                        (Sistema Especial de Liquidacao e Custodia)

BULGARIA                BNB                                                   Government Debt
                        (Bulgaria National Bank)

BULGARIA                CDAD                                                  Equity, Corporate Debt
                        (Central Depository A.D.)

CANADA                  CDS                                                   Equity, Corporate, Government Debt
                        (The Canadian Depository for Securities
                        Limited)

CHILE                   DCV                                                   Equity, Corporate Debt, Government Debt
                        (Deposito Central de Valores S.A.)

CHINA, SHANGHAI         SSCCRC                                                Equity
                        (Shanghai Securities Central Clearing and
                        Registration Corporation)

CHINA, SHENZHEN         SSCC                                                  Equity
                        (Shenzhen Securities Clearing Company, Limited)

COLOMBIA                DCV                                                   Government Debt
                        (Deposito Central de Valores)

 COUNTRY                             DEPOSITORY                                            INSTRUMENTS
COLOMBIA                DECEVAL                                               Equity, Corporate Debt, Government Debt
                        (Deposito Centralizado de Valores de Colombia
                        S.A.)

CROATIA                 SDA                                                   Equity, Government Debt
                        (Central Depository Agency Inc. - Stredisnja
                        depozitarna agencija d.d.)

CROATIA                 MINISTRY OF FINANCE OF THE REPUBLIC OF CROATIA        Short-term debt issued by the Ministry of Finance.

CROATIA                 CNB                                                   Short-term debt issued by the National Bank of
                        (Croatian National Bank)                              Croatia.

CZECH REPUBLIC          SCP                                                   Equity, Corporate Debt, Government Debt
                        (Stredisko cennych papiru)

CZECH REPUBLIC          CNB                                                   Government Debt
                        (Czech National Bank)

DENMARK                 VP                                                    Equity, Corporate Debt, Government Debt
                        (Vaerdipapircentralen A/S)

EGYPT                   MCSD                                                  Equity, Corporate Debt
                        (Misr for Clearing, Settlement and Depository,
                        S.A.E.)

ESTONIA                 ECDS                                                  Equity, Corporate Debt, Government Debt
                        (Estonian Central Depository for Securities
                        Limited - Eesti Vaatpaberite Keskdepositoorium)

EUROMARKET              DCC                                                   Euro-CDs
                        (The Depository and Clearing Centre)

EUROMARKET              CLEARSTREAM                                           Euro-Debt
                        (Clearstream Banking, S.A.)

EUROMARKET              EUROCLEAR                                             Euro-Debt

FINLAND                 APK                                                   Equity, Corporate Debt, Government Debt
                        (Finnish Central Securities Depository Limited)

FRANCE                  EUROCLEAR FRANCE                                      Equity, Corporate Debt, Government Debt

GERMANY                 Clearstream                                           Equity, Corporate Debt, Government Debt
                        (CLEARSTREAM BANKING AG)

GREECE                  CSD                                                   Equity, Corporate Debt
                        (Central Securities Depository S.A.)

GREECE                  BOG                                                   Government Debt
                        (BANK OF GREECE)

HONG KONG               HKSCC                                                 Equity
                        (Hong Kong Securities Clearing Company Limited)

HONG KONG               CMU                                                   Corporate Debt, Government Debt
                        (Central Moneymarkets Unit)

HUNGARY                 KELER                                                 Equity, Corporate Debt, Government Debt
                        (Central Depository and Clearing House -
                        Kosponti Elszamolohaz es Ertektar (Budapest)
                        Rt.)

 COUNTRY                             DEPOSITORY                                            INSTRUMENTS
INDIA                   NSDL                                                  Equity, Corporate Debt, Government Debt
                        (National Securities Depository Limited)

INDIA                   CDSL                                                  Equity
                        (Central Depository Services (India) Limited)

INDIA                   RBI                                                   Government Debt
                        (Reserve Bank of India)

INDONESIA               KSEI                                                  Equity, Corporate Debt
                        (PT Kustodian Sentral Efek Indonesia)

IRELAND                 CREST                                                 Equity, Corporate Debt
                        (CRESTCo Limited)

ISRAEL                  TASE CLEARING HOUSE                                   Equity, Corporate Debt, Government Debt
                        (Tel Aviv Stock Exchange Clearing House)

ITALY                   MONTE TITOLI S.P.A.                                   Equity, Corporate Debt, Government Debt

ITALY                   BANCA D'ITALIA                                        Government Debt

IVORY COAST             DC/BR                                                  Equity
                        (Le Depositaire Central / Banque de Reglement)

JAPAN                   JASDEC                                                Equity, Convertible Debt
                        (Japan Securities Depository Center)

JAPAN                   BOJ                                                   Registered Government Debt
                        (Bank of Japan)

KAZAHKSTAN              CSD                                                   Equity
                        (CENTRAL SECURITIES DEPOSITORY CJSC)

KENYA                   CBCD                                                  Government Debt
                        (Central Bank Central Depository)

LATVIA                  LCD                                                   Equity, Corporate Debt, Government Debt
                        (Latvian Central Depository)

LEBANON                 MIDCLEAR S.A.L.                                       Equity
                        (Custodian and Clearing Center of Financial
                        Instruments for Lebanon and the Middle East
                        S.A.L.)

LITHUANIA               CSDL                                                  Equity, Corporate Debt, Government Debt
                        (Central Securities Depository of Lithuania)

LUXEMBOURG              CLEARSTREAM                                           Equity
                        (Clearstream Banking S.A.)

MALAYSIA                MCD                                                   Equity, Corporate Debt, Government Debt
                        (Malaysian Central Depository Sdn. Bhd.)

MAURITIUS               CDS                                                   Equity, Corporate Debt
                        (Central Depository and Settlement Company
                        Limited)

MEXICO                  INDEVAL                                               Equity, Corporate Debt, Government Debt
                        (S.D. INDEVAL S.A. de C.V.)

MOROCCO                 MAROCLEAR                                             Equity, Corporate Debt, Government Debt

NETHERLANDS             NECIGEF                                               Equity, Corporate Debt, Government Debt

 COUNTRY                             DEPOSITORY                                            INSTRUMENTS
                        (Nederlands Centraal Insituut voor Giraal
                        Effectenverkeer B.V.)

NEW ZEALAND             NZCSD                                                 Equity, Corporate Debt, Government Debt
                        (New Zealand Central Securities Depository)

NIGERIA                 CSCS                                                  Equity, Corporate Debt, Government Debt
                        (Central Securities Clearing System Limited)

NORWAY                  VPS                                                   Equity, Corporate Debt, Government Debt
                        (Verdipapirsentralen)

OMAN                    MDSRC                                                 Equity, Corporate Debt
                        (The Muscat Depository and Securities
                        Registration Company, S.A.O.C.)

PAKISTAN                CDC                                                   Equity, Corporate Debt
                        (Central Depository Company of Pakistan
                        Limited)

PAKISTAN                SBP                                                   Government Debt
                        (State Bank of Pakistan)

PERU                    CAVALI                                                Equity, Corporate Debt, Government Debt
                        (CAVALI ICLV S.A.)

PHILIPPINES             PCD                                                   Equity
                        (Philippine Central Depository Inc.)

PHILIPPINES             ROSS                                                  Government Debt
                        (Bangko Sentral ng Pilipinas / Register of
                        Scripless Securities)

POLAND                  NDS                                                   Equity, Long-Term Government Debt
                        (National Depository for Securities S.A.)

POLAND                  CRT                                                   Short-Term Government Debt
                        (Central Registry of Treasury-Bills)

PORTUGAL                CVM                                                   Equity, Corporate Debt, Government Debt
                        (Central de Valores Mobiliarios e Sistema de
                        Liquidacao e Compensacao)

ROMANIA                 SNCDD                                                 Equity
                        (National Company for Clearing, Settlement and
                        Depository for Securities)

ROMANIA                 BSE                                                   Equity
                        (Bucharest Stock Exchange Registry)

RUSSIA                  VTB                                                   Equity, Corporate Debt, Government Debt (Ministry of
                        (Vneshtorgbank)                                       Finance Bonds)

RUSSIA                  NDC                                                   Equity, Corporate Debt, Government Debt
                        (National Depository Centre)

RUSSIA                  DCC                                                   Equity
                        (Depository Clearing Company)

SINGAPORE               CDP                                                   Equity, Corporate Debt
                        (The Central Depository (Pte) Limited)

 COUNTRY                             DEPOSITORY                                            INSTRUMENTS
SINGAPORE               SGS                                                   Government Debt
                        (Monetary Authority of Singapore / Singapore
                        Government Securities Book-Entry System)

SLOVAK REPUBLIC         SCP                                                   Equity, Corporate Debt, Government Debt
                        (Stredisko cennych papierov SR Bratislava,
                        a.s.)

SLOVAK REPUBLIC         NBS                                                   Government Debt
                        (National Bank of Slovakia)

SLOVENIA                KDD                                                   Equity, Corporate Debt, Government Debt
                        (Centralna klirinsko depotna druzba d.d.)

SOUTH AFRICA            CDL                                                   Corporate Debt, Government Debt
                        (CENTRAL DEPOSITORY (PTY) LIMITED)

SOUTH AFRICA            STRATE                                                Equity
                        (Share Transactions Totally Electronic)

SOUTH KOREA             KSD                                                   Equity, Corporate Debt, Government Debt
                        (Korea Securities Depository)

SPAIN                   SCLV                                                  Equity, Corporate Debt
                        (Servicio de Compensacion y Liquidacion de Valores,
                        S.A.)

SPAIN                   CBEO                                                  Government Debt
                        (Banco de Espana / Central Book Entry Office)

SRI LANKA               CDS                                                   Equity, Corporate Debt
                        (Central Depository System (Private) Limited)

SWEDEN                  VPC                                                   Equity, Corporate Debt, Government Debt
                        (Vardepapperscentralen AB)

SWITZERLAND             SIS                                                   Equity, Corporate Debt, Government Debt
                        (SIS SegaInterSettle AG)

TAIWAN                  TSCD                                                  Equity, Government Debt
                        (Taiwan Securities Central Depository Co.,
                        Ltd.)

THAILAND                TSD                                                   Equity, Corporate Debt, Government Debt
                        (Thailand Securities Depository Company
                        Limited)

TUNISIA                 STICODEVAM                                            Equity, Corporate Debt, Government Debt
                        (Societe Tunisienne Interprofessionnelle pour
                        la Compensation et le Depot des Valeurs
                        Mobilieres)

TURKEY                  TAKASBANK                                             Equity, Corporate Debt, Government Debt
                        (IMKB Takas ve Saklama Bankasi A.S.)

UNITED KINGDOM          CREST                                                 Equity, Corporate Debt, Government Debt
                        (CRESTCo Limited)

UNITED KINGDOM          CMO                                                   Sterling & Euro CDs, Commercial Paper
                        (Central Moneymarkets Office)

UNITED STATES           DTC                                                   Equity, Corporate Debt
                        (Depository Trust Company)

UNITED STATES           PTC                                                   Mortgage Back Debt

 COUNTRY                             DEPOSITORY                                            INSTRUMENTS
                        (Participants Trust Company)

UNITED STATES           FED                                                   Government Debt
                        (THE FEDERAL RESERVE BOOK-ENTRY SYSTEM)

URUGUAY                 BCU                                                   Corporate Debt, Government Debt
                        (Banco Central del Uruguay)

VENEZUELA               BCV                                                   Government Debt
                        (Banco Central de Venezuela)

ZAMBIA                  CSD                                                   Equity, Government Debt
                        (LuSE Central Shares Depository Limited)

ZAMBIA                  BOZ                                                   Government Debt
                        (Bank of Zambia)